As filed with the Securities and Exchange Commission on January 31, 2007.
No. 333-96161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2350 N. Sam Houston Parkway East
Suite 300
Houston, Texas 77032
(Address of principal executive offices including zip code)

Employee Stock Option and Restricted Stock Agreements
(Full title of the plan)

Mark K. Boling
2350 N. Sam Houston Parkway East
Suite 300
Houston, Texas 77032
(281) 618-4700
(Name, address and telephone number, including area code, of agent for service)

Explanatory Statement

This Post-Effective Amendment No. 2 to Form S-8 Registration Statement Under the Securities Act of 1933 (this "Amendment No. 2") is an amendment to the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement Under the Securities Act of 1933 filed by Southwestern Energy Company with the Securities and Exchange Commission on June 30, 2006, Registration No. 333-96161 ("Amendment No. 1"). The purpose of this Amendment No. 2 is to amend and update Part II, Item 8 of Amendment No. 1 to reflect the re-filing of Exhibit 23.2 herewith. This Amendment No. 2 does not otherwise amend or modify Amendment No. 1.

PART II

Item 8. Exhibits.

Exhibit Number	Description

4.1

Southwestern Energy Company 1993 Stock Incentive Plan, as amended and restated as of February 18, 1998 (incorporated herein by reference to Exhibit 10.2(D) to Southwestern Arkansas’ Annual Report on Form 10-K for the year ended December 31, 1998).

4.2

Form of Restricted Stock Agreement between Southwestern Energy Company and employees awarded shares of restricted stock (incorporated herein by reference to Exhibit 4.2 to Southwestern Arkansas’ Registration Statement on Form S-8, File No. 333-96161 (the “S-8 Registration Statement”)).

4.3

Form of Non-Qualified Stock Option and Limited Stock Appreciation Right Certificate between Southwestern Energy Company and employees granted stock options (incorporated herein by reference to Exhibit 4.3 to the S-8 Registration Statement).

5.1	Opinion of Cleary Gottlieb Steen and Hamilton LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 1 filed on June 30, 2006).

23.1	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to Amendment No. 1 filed on June 30, 2006).

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Cleary Gottlieb Steen and Hamilton LLP (contained in the opinion included as Exhibit 5.1 to Amendment No. 1 filed on June 30, 2006).

24	Power of Attorney (incorporated by reference to Exhibit 24 to Amendment No. 1 filed on June 30, 2006).

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 31st day of January, 2007.

SOUTHWESTERN ENERGY COMPANY

By: /s/ Mark K. Boling
Mark K. Boling
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 31, 2007:

Signature	Title

/s/ HAROLD M. KORELL*	Chairman, President, Chief Executive
Harold M. Korell	Officer and Director
(Principal Executive Officer)

/s/ GREG D. KERLEY *	Executive Vice President and
Greg D. Kerley	Chief Financial Officer
(Principal Financial Officer)

/s/ STANLEY T. WILSON*	Controller and Chief Accounting
Stanley T. Wilson	Officer (Principal Accounting Officer)

/s/ LEWIS E. EPLEY, JR.*	Director
Lewis E. Epley, Jr.

/s/ ROBERT L. HOWARD*	Director
Robert L. Howard

/s/ VELLO A. KUUSKRAA*	Director
Vello A. Kuuskraa

/s/ KENNETH R. MOURTON*	Director
Kenneth R. Mourton

/s/ CHARLES E. SCHARLAU*	Director
Charles E. Scharlau

*Executed by attorney-in-fact pursuant to power of attorney granted June 30, 2006.

By: /s/ Mark K. Boling
Mark K. Boling
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1

Southwestern Energy Company 1993 Stock Incentive Plan, as amended and restated as of February 18, 1998 (incorporated herein by reference to Exhibit 10.2(D) to Southwestern Arkansas’ Annual Report on Form 10-K for the year ended December 31, 1998).

Incorporated by reference
4.2

Form of Restricted Stock Agreement between Southwestern Energy Company and employees awarded shares of restricted stock (incorporated herein by reference to Exhibit 4.2 to he S-8 Registration Statement).

Incorporated by reference
4.3

Form of Non-Qualified Stock Option and Limited Stock Appreciation Right Certificate between Southwestern Energy Company and employees granted stock options (incorporated herein by reference to Exhibit 4.3 to the S-8 Registration Statement).

Incorporated by reference
5.1	Opinion of Cleary Gottlieb Steen and Hamilton LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 1 filed on June 30, 2006).	Incorporated by reference
23.1	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to Amendment No. 1 filed on June 30, 2006).	Incorporated by reference
23.2	Consent of Netherland, Sewell & Associates, Inc.	Filed herewith
23.3	Consent of Cleary Gottlieb Steen and Hamilton LLP (contained in the opinion included as Exhibit 5.1 to Amendment No. 1 filed on June 30, 2006).	Incorporated by reference
24	Power of Attorney (incorporated by reference to Exhibit 24 to Amendment No. 1 filed on June 30, 2006).	Incorporated by reference